Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DaVita Inc. 3rd Quarter 2016 Results

Denver, Colorado, November 2, 2016 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2016. Net income attributable to DaVita Inc. for the three months ended September 30, 2016 was $571 million, or $2.76 per share, which included a gain on changes in ownership interest upon the formation of the Asia Pacific dialysis joint venture (APAC JV), as discussed below.

Adjusted net income attributable to DaVita Inc. for the three months ended September 30, 2016 excluding this item was $197 million, or $0.95 per share.

Net income attributable to DaVita Inc. for the nine months ended September 30, 2016 was $722 million, or $3.48 per share, which included goodwill impairment charges related to certain DaVita Medical Group (DMG, formerly known as HealthCare Partners or HCP) reporting units, a gain on the APAC JV ownership changes, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, and an estimated accrual for damages and liabilities associated with our DMG Nevada hospice business.

Adjusted net income attributable to DaVita Inc. for the nine months ended September 30, 2016 excluding these items was $597 million, or $2.88 per share.

Additionally, adjusted net income attributable to DaVita Inc. for the three and nine months ended September 30, 2016, excluding the items listed above from their respective periods and excluding the amortization of intangible assets associated with acquisitions, was $223 million, or $1.08 per share, and $675 million, or $3.25 per share, respectively.

Net income attributable to DaVita Inc. for the three months ended September 30, 2015 was $216 million, or $1.00 per share.

Net income attributable to DaVita Inc. for the nine months ended September 30, 2015 was $276 million, or $1.27 per share, which included debt redemption charges, goodwill impairment charges, a settlement charge related to a private civil suit and a related tax adjustment. Adjusted net income attributable to DaVita Inc. for the nine months ended September 30, 2015 excluding these items was $614 million, or $2.82 per share.

Additionally, adjusted net income attributable to DaVita Inc. for the three and nine months ended September 30, 2015, excluding the items listed above from their respective periods and excluding the amortization of intangible assets associated with acquisitions, was $241 million, or $1.11 per share, and $691 million, or $3.18 per share, respectively.

For reconciliations of these non-United States generally accepted accounting principles (GAAP) financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

Financial and operating highlights include:

•	Cash Flow: For the rolling twelve months ended September 30, 2016, operating cash flow was $1,918 million and free cash flow was $1,339 million. For the three months ended September 30, 2016, operating cash flow was $536 million and free cash flow was $386 million. For the definition of free cash flow, see Note 4 to the reconciliation of non-GAAP measures.

•	Operating Income and Adjusted Operating Income: Operating income for the three months ended September 30, 2016 was $819 million, which included a gain on the APAC JV ownership changes and an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, as discussed below. Adjusted operating income for the three months ended September 30, 2016 excluding these items was $472 million. Operating income for the nine months ended September 30, 2016 was $1,513 million including goodwill impairment charges, a gain on the APAC JV ownership changes, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, and the estimated DMG Nevada hospice accrual. Adjusted operating income for the nine months ended September 30, 2016 excluding these items was $1,405 million.

In connection with the acquisition of DMG, we recorded a receivable against the acquisition escrow balance to offset specific potential tax liabilities. Certain of these potential tax liabilities expired, resulting in the reduction of this asset during the third quarter of 2016. This negatively impacted operating income by $27 million and is included in our general and administrative expenses. The reduction in operating income was directly offset by a reduction in income tax expense due to the expiration of the corresponding tax liability.

Operating income for the three months ended September 30, 2015 was $509 million. Operating income for the nine months ended September 30, 2015 was $926 million, which included a goodwill impairment charge of $4 million and a settlement charge related to a private civil suit. Adjusted operating income for the nine months ended September 30, 2015, excluding these items was $1,425 million.

•	Gain on Changes in Ownership Interests: Effective August 1, 2016, we consummated an agreement with Khazanah Nasional Berhad (Khazanah) and Mitsui and Co., Ltd (Mitsui) whereby Khazanah and Mitsui subscribed to invest a total of $300 million over three years in exchange for a 40% total equity interest in our Asia Pacific dialysis business. Khazanah and Mitsui each made related initial investments of $50 million in this business on August 1, 2016. As a result of this transaction, we deconsolidated our Asia Pacific dialysis business at that time and recognized a non-cash gain of $374 million on our retained interest in the APAC JV.

•	Trade Name: As of September 1, 2016, we committed to a plan to change the HCP trade name to DMG. As a result of this decision, we began to accelerate the amortization of the remaining carrying value of the HCP trade name which resulted in additional amortization of $2 million for the three months ended September 30, 2016. This additional non-cash amortization will continue at a rate of approximately $7 million per quarter through the first quarter of 2019.

•	Volume: Total U.S. dialysis treatments for the third quarter of 2016 were 6,887,992, or 87,190 treatments per day, representing a per day increase of 4.2% over the third quarter of 2015. Normalized non-acquired treatment growth in the third quarter of 2016 as compared to the third quarter of 2015 was 4.4%.

The number of member months for which DMG provided care during the third quarter of 2016 was approximately 2.3 million, of which approximately 1.0 million, 1.0 million and 0.3 million related to Medicare, commercial and Medicaid members, respectively.

•	Effective Tax Rate: Our effective tax rate was 14.6% and 30.2% for the three and nine months ended September 30, 2016, respectively. The effective tax rate attributable to DaVita Inc. was 15.4% and 33.6% for the three and nine months ended September 30, 2016, respectively. Our effective tax rate for the three and nine months ended September 30, 2016 was impacted by the gain on the APAC JV ownership changes, an adjustment related to the reduction in a receivable associated with the DMG acquisition escrow provision relating to an income tax item, and the amount of third-party owners’ income attributable to non-tax paying entities. Additionally, the effective tax rate for the nine months ended September 30, 2016 was impacted by the non-deductible goodwill impairment charges, the loss on the sale of our DMG Arizona business and the non-deductible estimated DMG Nevada hospice accrual. The adjusted effective tax rate attributable to DaVita Inc. for the three and nine months ended September 30, 2016, excluding these items from their respective periods was 40.0% and 39.0%, respectively.

We currently estimate our 2016 adjusted effective tax rate attributable to DaVita Inc. to be approximately 39.0%, excluding the gain on the APAC JV ownership changes, goodwill impairment charges, the loss on the sale of our DMG Arizona business, the estimated DMG Nevada hospice accrual and the income tax adjustment related to the reduction in a receivable associated with the DMG acquisition escrow provision relating to an income tax item.

We do not provide guidance for our estimated 2016 effective tax rate attributable to DaVita Inc. on a GAAP basis nor a reconciliation of that forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure on a forward-looking basis because we are unable to predict certain items contained in the GAAP measure without unreasonable efforts.

•	Center Activity: As of September 30, 2016, we provided dialysis services to a total of approximately 199,000 patients at 2,457 outpatient dialysis centers, of which 2,318 centers were located in the United States and 139 centers were located in 11 countries outside of the United States. During the third quarter of 2016, we opened a total of 28 new dialysis centers and closed three dialysis centers in the United States. We also acquired eight dialysis centers and opened four new dialysis center outside of the United States.

•	Share Repurchases: During the three months ended September 30, 2016, we repurchased a total of 6,240,694 shares of our common stock for $407 million, or an average price of $65.15 per share. During the nine months ended September 30, 2016, we repurchased 9,930,432 shares of our common stock for $656 million, or an average price of $66.07 per share. We also repurchased 3,367,024 shares of our common stock for $212 million, or an average price of $63.07 per share, subsequent to September 30, 2016. As a result of these transactions, as of October 31, 2016 we have a total of approximately $881 million in outstanding Board repurchase authorizations.

Outlook

The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for consolidated operating income, Kidney Care operating income or DMG operating income on a GAAP basis nor a reconciliation of those forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including goodwill impairment charges, the gain on the sale of a portion of our Tandigm ownership interest, the loss on the sale of our DMG Arizona business, the estimated accrual associated with the DMG Nevada hospice business, an adjustment related to the reduction in a receivable associated with the DMG acquisition escrow provision relating to an income tax item and a gain on the APAC JV ownership changes.

•	We are updating our adjusted consolidated operating income guidance for 2016 to be in the range of $1.810 billion to $1.870 billion.

Our previous adjusted consolidated operating income guidance for 2016 was in the range of $1.785 billion to $1.875 billion.

•	We are updating our adjusted operating income guidance for Kidney Care for 2016 to be in the range of $1.695 billion to $1.725 billion.

Our previous operating income guidance for Kidney Care for 2016 was in the range of $1.675 billion to $1.725 billion.

•	We are updating our adjusted operating income guidance for DMG for 2016 to be in the range of $115 million to $145 million.

Our previous adjusted operating income guidance for DMG for 2016 was in the range of $110 million to $150 million.

•	We are updating our consolidated operating cash flow for 2016 to be in the range of $1.750 billion to $1.850 billion.

Our previous consolidated operating cash flow for 2016 was in the range of $1.600 billion to $1.750 billion.

We will be holding a conference call to discuss our results for the third quarter ended September 30, 2016 on November 2, 2016 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9087 from outside the U.S. A replay of the conference call will be available on our website at investors.davita.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2016 consolidated operating income, our 2016 Kidney Care operating income, DMG’s 2016 operating income, our 2016 consolidated operating cash flows, our 2016 effective tax rate attributable to DaVita Inc. and our estimated charges and accruals. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2015, our subsequent quarterly and annual reports, and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients, and the extent to which the ongoing implementation of healthcare exchanges or changes in regulations or enforcement of regulations regarding the exchanges results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including DMG, or to expand our operations and services to markets outside the United States, or to businesses outside of dialysis and DMG’s business,

•	the variability of our cash flows,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business,

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability,

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of DMG could have an adverse effect on DMG’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Patient service revenues	$2,629,661	$2,414,034	$7,678,053	$7,049,428
Less: Provision for uncollectible accounts	(115,555)	(109,452)	(336,188)	(314,581)

Net patient service revenues	2,514,106	2,304,582	7,341,865	6,734,847
Capitated revenues	869,290	926,847	2,654,163	2,643,552
Other revenues	347,180	294,236	1,033,335	869,849

Total net revenues	3,730,576	3,525,665	11,029,363	10,248,248

Operating expenses and charges:
Patient care costs and other costs	2,697,629	2,501,015	7,950,987	7,309,703
General and administrative	406,890	353,492	1,180,214	1,043,253
Depreciation and amortization	181,739	162,062	531,475	474,694
Provision for uncollectible accounts	3,773	2,511	9,856	6,497
Equity investment income	(4,237)	(2,783)	(5,119)	(10,724)
Goodwill impairment charges	—	—	253,000	4,065
Gain on changes in ownership interests, net	(374,374)	—	(404,165)	—
Settlement charge	—	—	—	495,000

Total operating expenses and charges	2,911,420	3,016,297	9,516,248	9,322,488

Operating income	819,156	509,368	1,513,115	925,760
Debt expense	(104,581)	(103,481)	(310,359)	(305,121)
Debt redemption charges	—	—	—	(48,072)
Other income, net	1,876	2,484	8,067	4,262

Income before income taxes	716,451	408,371	1,210,823	576,829
Income tax expense	104,301	147,064	366,011	183,893

Net income	612,150	261,307	844,812	392,936
Less: Net income attributable to noncontrolling interests	(40,818)	(45,435)	(122,664)	(117,204)

Net income attributable to DaVita Inc.	$571,332	$215,872	$722,148	$275,732

Earnings per share:
Basic net income per share attributable to DaVita Inc.	$2.80	$1.02	$3.54	$1.30

Diluted net income per share attributable to DaVita Inc.	$2.76	$1.00	$3.48	$1.27

Weighted average shares for earnings per share:
Basic	203,761,433	212,374,897	204,206,979	212,914,126

Diluted	206,961,450	216,691,461	207,643,794	217,421,213

DAVITA INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income	$612,150	$261,307	$844,812	$392,936

Other comprehensive income (loss), net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(153)	(1,851)	(8,238)	(10,064)
Reclassifications of net swap and cap agreements realized losses into net income	388	771	1,301	2,372
Unrealized gains (losses) on investments:
Unrealized gains (losses) on investments	1,121	(1,651)	1,988	(1,368)
Reclassification of net investment realized gains into net income	(50)	(203)	(143)	(376)
Unrealized gains (losses) on foreign currency translation:
Foreign currency translation adjustments	(951)	(7,023)	5,386	(19,883)
Reclassification of foreign currency translation adjustment realized loss into net income	7,513	—	7,513	—

Other comprehensive income (loss)	7,868	(9,957)	7,807	(29,319)

Total comprehensive income	620,018	251,350	852,619	363,617
Less: Comprehensive income attributable to noncontrolling interests	(40,876)	(45,435)	(122,871)	(117,204)

Comprehensive income attributable to DaVita Inc.	$579,142	$205,915	$729,748	$246,413

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$844,812	$392,936
Adjustments to reconcile net income to net cash provided by operating activities:
Settlement charge	—	495,000
Settlement payments	—	(493,775)
Depreciation and amortization	531,475	474,694
Debt redemption charges	—	48,072
Goodwill impairment charges	253,000	4,065
Stock-based compensation expense	29,817	42,794
Tax benefits from stock award exercises	27,012	31,069
Excess tax benefits from stock award exercises	(12,584)	(19,555)
Deferred income taxes	48,778	(1,994)
Equity investment income, net	16,825	10,563
Gain on changes in ownership interests, net	(404,165)	—
Other non-cash charges	9,163	22,518
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(85,660)	(178,148)
Inventories	(13,045)	(35,856)
Other receivables and other current assets	(1,616)	54,924
Other long-term assets	31,081	1,940
Accounts payable	(45,507)	11,473
Accrued compensation and benefits	79,289	123,081
Other current liabilities	119,549	96,671
Income taxes	65,164	35,282
Other long-term liabilities	(12,126)	4,773

Net cash provided by operating activities	1,481,262	1,120,527

Cash flows from investing activities:
Additions of property and equipment	(575,243)	(462,213)
Acquisitions	(497,331)	(90,709)
Proceeds from asset and business sales	18,991	6,865
Purchase of investments available for sale	(9,041)	(6,667)
Purchase of investments held-to-maturity	(976,411)	(1,555,604)
Proceeds from sale of investments available for sale	8,636	1,961
Proceeds from investments held-to-maturity	743,941	969,549
Purchase of intangible assets	(75)	—
Purchase of equity investments	(11,629)	(13,623)
Proceeds from sale of equity investments	40,920	—
Distributions received on equity investments	—	57

Net cash used in investing activities	(1,257,242)	(1,150,384)

Cash flows from financing activities:
Borrowings	39,102,302	41,371,392
Payments on long-term debt and other financing costs	(39,201,016)	(40,732,075)
Deferred financing and debt redemption costs	(188)	(59,354)
Purchase of treasury stock	(620,898)	(384,110)
Distributions to noncontrolling interests	(145,072)	(125,938)
Stock award exercises and other share issuances, net	18,515	19,802
Excess tax benefits from stock award exercises	12,584	19,555
Contributions from noncontrolling interests	35,524	28,212
Purchase of noncontrolling interests	(9,727)	(23,605)

Net cash (used in) provided by financing activities	(807,976)	113,879
Effect of exchange rate changes on cash and cash equivalents	(1,664)	(1,844)

Net (decrease) increase in cash and cash equivalents	(585,620)	82,178
Cash and cash equivalents at beginning of the year	1,499,116	965,241

Cash and cash equivalents at end of the period	$913,496	$1,047,419

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$913,496	$1,499,116
Short-term investments	659,478	408,084
Accounts receivable, less allowance of $251,593 and $264,144	1,850,425	1,724,228
Inventories	200,563	185,575
Other receivables	451,953	435,885
Other current assets	177,248	190,322
Income taxes receivable	8,196	60,070

Total current assets	4,261,359	4,503,280
Property and equipment, net of accumulated depreciation of $2,728,217 and $2,397,007	3,044,988	2,788,740
Intangible assets, net of accumulated amortization of $895,034 and $770,691	1,576,157	1,687,326
Equity investments	516,383	78,368
Long-term investments	100,786	89,122
Other long-term assets	42,984	73,560
Goodwill	9,382,996	9,294,479

	$18,925,653	$18,514,875

LIABILITIES AND EQUITY
Accounts payable	$498,422	$513,950
Other liabilities	828,535	682,123
Accrued compensation and benefits	845,879	741,926
Medical payables	313,869	332,102
Current portion of long-term debt	152,764	129,037

Total current liabilities	2,639,469	2,399,138
Long-term debt	8,972,002	9,001,308
Other long-term liabilities	420,938	439,229
Deferred income taxes	802,109	726,962

Total liabilities	12,834,518	12,566,637
Commitments and contingencies:
Noncontrolling interests subject to put provisions	971,744	864,066
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 217,338,629 and 217,120,346 shares issued and 200,778,434 and 209,754,247 shares outstanding, respectively)	217	217
Additional paid-in capital	1,032,739	1,118,326
Retained earnings	5,078,983	4,356,835
Treasury stock (16,560,195 and 7,366,099 shares, respectively)	(1,147,967)	(544,772)
Accumulated other comprehensive loss	(52,226)	(59,826)

Total DaVita Inc. shareholders’ equity	4,911,746	4,870,780
Noncontrolling interests not subject to put provisions	207,645	213,392

Total equity	5,119,391	5,084,172

	$18,925,653	$18,514,875

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2016
	September 30, 2016	June 30, 2016	September 30, 2015
1. Consolidated Financial Results:
Consolidated net revenues	$3,731	$3,718	$3,526	$11,029
Operating income	$819	$329	$509	$1,513
Adjusted operating income excluding certain items(1)	$472	$475	$509	$1,405
Operating income margin	22.0%	8.8%	14.4%	13.7%
Adjusted operating income margin excluding certain items(1) (5)	12.6%	12.8%	14.4%	12.7%
Net income attributable to DaVita Inc.	$571	$53	$216	$722
Adjusted net income attributable to DaVita Inc. excluding certain items(1)	$197	$210	$216	$597
Diluted net income per share attributable to DaVita Inc.	$2.76	$0.26	$1.00	$3.48
Adjusted diluted net income per share attributable to DaVita Inc. excluding certain items(1)	$0.95	$1.01	$1.00	$2.88
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.9%	10.4%	10.0%	10.7%
Consolidated effective tax rate	14.6%	58.8%	36.0%	30.2%
Consolidated effective tax rate attributable to DaVita Inc.(1)	15.4%	71.6%	40.5%	33.6%
Adjusted consolidated effective tax rate attributable to DaVita Inc.(1)	40.0%	37.2%	40.5%	39.0%
3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net U.S. dialysis and related lab services revenues	$2,324	$2,264	$2,201	$6,815
Net ancillary services and strategic initiatives revenues, including international dialysis operations	412	423	345	1,226
Elimination of intersegment revenues	(33)	(29)	(21)	(88)

Total Kidney Care net revenues	2,703	2,658	2,525	7,953
Net DMG revenues	1,028	1,060	1,001	3,076

Total net consolidated revenues	$3,731	$3,718	$3,526	$11,029

Operating income
Kidney Care:
U.S. Dialysis and related lab services operating income	$452	$449	$462	$1,341
Other – Ancillary services and strategic initiatives, including international dialysis operations operating income (loss)	362	(13)	(30)	338
Corporate support and related long-term incentive compensation	(1)	(5)	(6)	(13)
Reduction of receivable associated with the DMG acquisition escrow provision	(27)	—	—	(27)

Total Kidney Care operating income	786	431	426	1,639
DMG operating income (loss)	33	(102)	83	(126)

Total consolidated operating income	$819	$329	$509	$1,513

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2016
	September 30, 2016	June 30, 2016	September 30, 2015
4. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,429	$2,367	$2,301	$7,124
Provision for uncollectible accounts	(109)	(107)	(103)	(321)

Net patient service operating revenues	2,320	2,260	2,198	6,803
Other revenues	4	4	3	12

Total net operating revenues	$2,324	$2,264	$2,201	$6,815

Operating expenses:
Patient care costs	$1,565	$1,515	$1,461	$4,577
General and administrative	188	185	170	552
Depreciation and amortization	123	119	112	358
Equity investment income	(4)	(4)	(4)	(13)

Total operating expenses	1,872	1,815	1,739	5,474

Segment operating income	$452	$449	$462	$1,341

DMG
Revenue:
DMG capitated revenues	$846	$874	$907	$2,586

Patient services revenues	159	160	84	432
Provision for uncollectible accounts	(6)	(4)	(5)	(14)

Net patient service operating revenues	153	156	79	418

Other revenues	29	30	15	72

Total net operating revenues	$1,028	$1,060	$1,001	$3,076

Operating expenses:
Patient care costs	$824	$840	$768	$2,457
General and administrative	121	118	106	365
Depreciation and amortization	53	54	43	153
Goodwill impairment charges	—	176	—	253
Gains on changes in ownership interests, net	—	(30)	—	(30)
Equity investment (income) loss	(3)	4	1	4

Total operating expenses	995	1,162	918	3,202

Segment operating income (loss)	$33	$(102)	$83	$(126)

Reconciliation for non-GAAP measure:
Add:
Goodwill impairment charges	—	176	—	253
DMG Nevada hospice accrual	—	—	—	16
Gain on changes in ownership interests, net
Gain on sale of Tandigm ownership interest	—	(40)	—	(40)
Loss on sale of DMG Arizona	—	10	—	10

Adjusted segment operating income(1)	$33	$44	$83	$113

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2016
	September 30, 2016	June 30, 2016	September 30, 2015
5. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,887,992	6,745,610	6,611,799	20,273,476
Number of treatment days	79.0	78.0	79.0	234.9
Treatments per day	87,190	86,482	83,694	86,307
Per day year over year increase	4.2%	4.4%	4.2%	4.3%
Normalized non-acquired growth year over year	4.4%	4.3%	3.5%	4.3%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$352.62	$350.90	$348.01	$351.39
Per treatment increase (decrease) from previous quarter	0.5%	0.1%	(0.1%)
Per treatment increase from previous year	1.3%	0.7%	2.0%	1.1%
Percent of net consolidated revenues	61.9%	60.5%	62.0%	61.4%
Expenses
Patient care costs
Percent of total segment operating net revenues	67.3%	66.9%	66.4%	67.2%
Per treatment	$227.16	$224.75	$220.92	$225.75
Per treatment increase (decrease) from previous quarter	1.1%	(0.2%)	(0.6%)
Per treatment increase from previous year	2.8%	1.2%	0.8%	1.7%
General and administrative expenses
Percent of total segment operating net revenues	8.1%	8.2%	7.7%	8.1%
Per treatment	$27.36	$27.37	$25.78	$27.23
Per treatment (decrease) increase from previous quarter	—	1.5%	(4.5%)
Per treatment increase (decrease) from previous year	6.1%	1.4%	(4.0%)	(0.3%)
Accounts receivable
Net receivables	$1,306	$1,273	$1,243
DSO	52	52	52
Provision for uncollectible accounts as a percentage of revenues	4.5%	4.5%	4.5%	4.5%
6. DMG Business Metrics:
Capitated membership
Total members	749,900	761,400	808,300
Total member months
Medicare	914,000	957,400	950,100	2,846,700
Commercial	1,026,300	1,037,500	1,120,600	3,112,400
Medicaid	326,500	333,000	374,600	1,002,000

Total member months	2,266,800	2,327,900	2,445,300	6,961,100

Capitated revenues by sources
Senior revenues	$634	$638	$641	$1,920
Commercial revenues	165	189	181	525
Medicaid revenues	47	47	85	141

Total capitated revenues	$846	$874	$907	$2,586

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended						Nine months ended September 30, 2016
	September 30, 2016		June 30, 2016		September 30, 2015
6. DMG Business Metrics: (continued)
Other
Total care dollars under management(1)	$1,287		$1,323		$1,260		$3,877
Ratio of operating (loss) income to total care dollars under management(1)	2.6%		(7.7%)		6.6%		(3.2%)
Ratio of adjusted operating income to total care dollars under management(1)(6)	2.6%		3.3%		6.6%		2.9%
Full time clinicians	1,803		1,760		1,313
IPA primary care physicians	2,570		2,518		2,935
7. Cash Flow:
Operating cash flow	$535.6		$516.6		$679.0		$1,481.3
Operating cash flow, last twelve months	$1,917.9		$2,061.3		$1,050.5
Free cash flow(1)	$386.3		$391.3		$556.6		$1,082.9
Free cash flow, last twelve months(1)	$1,339.1		$1,509.4		$602.3
Capital expenditures:
Routine maintenance/IT/other	$98.5		$81.5		$75.5		$253.3
Development and relocations	$118.1		$103.9		$95.8		$321.9
Acquisition expenditures	$24.0		$68.2		$45.7		$497.3
8. Debt and Capital Structure:
Total debt(3)	$9,209		$9,189		$9,211
Net debt, net of cash and cash equivalents(3)	$8,295		$7,906		$8,164
Leverage ratio (see calculation on page 15)	2.98x		2.93x		2.93x
Overall weighted average effective interest rate during the quarter	4.42%		4.42%		4.40%
Overall weighted average effective interest rate at end of the quarter	4.49%		4.43%		4.40%
Weighted average effective interest rate on the senior secured credit facilities at end of the quarter	3.61%		3.52%		3.50%
Fixed and economically fixed interest rates as a percentage of our total debt	53	%(4)	60	%(4)	61	%(4)
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	91	%(4)	90	%(4)	90	%(4)

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, DMG’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and long-term incentive compensation, as well as an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item for the three and nine months ended September 30, 2016 and the estimated DMG Nevada hospice accrual for the nine months ended September 30, 2016.
(3)	The reported balance sheet amounts at September 30, 2016, June 30, 2016, and September 30, 2015, excludes $83.9 million, $87.9 million and $68.7 million, respectively, of a debt discount associated with our Term Loan A, Term Loan B and senior notes and other deferred financing costs.
(4)

The Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 3.50% on the outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. The Term Loan A bears interest at LIBOR plus an interest margin of 1.75%. We are limited to a maximum rate of 3.50% on $78.8 million of the Term Loan A as a result of interest rate cap agreements. In addition, the uncapped portion of the Term Loan A, which is subject to the variability of LIBOR, is $803 million.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated net revenues.
(6)	Ratio of adjusted operating income to total care dollars under management is a calculation of adjusted operating income divided by total care dollars under management.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended September 30, 2016
Net income attributable to DaVita Inc.	$716,148
Income taxes	477,844
Interest expense	384,188
Depreciation and amortization	694,805
Goodwill and other intangible asset impairment charges	459,169
Noncontrolling interests and equity investment income, net	180,858
Stock-settled stock-based compensation	43,212
Other	(321,793)

“Consolidated EBITDA”	$2,634,431

September 30, 2016
Total debt, excluding debt discount and other deferred financing costs of $83.9 million	$9,208,653
Letters of credit issued	92,930

9,301,583
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(1,457,404)

Consolidated net debt	$7,844,179

Last twelve months “Consolidated EBITDA”	$2,634,431

Leverage ratio	2.98x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.00 as of September 30, 2016. At that date the Company’s leverage ratio did not exceed 4.50 to 1.00.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Adjusted net income and adjusted diluted net income per share attributable to DaVita Inc. excluding a gain on the APAC JV ownership changes, goodwill impairment charges, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, estimated accruals for our DMG Nevada hospice business, debt redemption charges, a settlement charge, and a subsequent tax adjustment related to the settlement charge, net of related tax.

We believe that adjusted net income and adjusted diluted net income per share attributable to DaVita Inc., excluding a gain on the APAC JV ownership changes, goodwill impairment charges, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, estimated accruals for damages and liabilities associated with our DMG Nevada hospice business, debt redemption charges and a settlement charge related to a private civil suit, and a subsequent tax adjustment related to the settlement charge, net of related tax, enhances a user’s understanding of our normal net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. for these periods by providing a measure that is meaningful because it excludes certain items which we do not believe are indicative of our ordinary results, and accordingly, is comparable to prior periods and indicative of normal net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc.

Adjusted net income attributable to DaVita Inc. excluding a gain on the APAC JV ownership changes, goodwill impairment charges, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, estimated accruals for damages and liabilities associated with our DMG Nevada hospice business, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, debt redemption charges, a settlement charge related to a private civil suit, and a subsequent tax adjustment related to the settlement charge, net of related tax:

	Three months ended			Nine months ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income attributable to DaVita Inc.	$571,332	$53,382	$215,872	$722,148	$275,732
Add:
Gain on APAC JV ownership changes	(374,374)	—	—	(374,374)	—
Goodwill impairment charges	—	176,000	—	253,000	4,065
Gain on sale of Tandigm ownership interest	—	(40,280)	—	(40,280)	—
Loss on sale of DMG Arizona	—	10,489	—	10,489	—
Reduction in a receivable associated with the DMG acquisition escrow provision	27,040	—	—	27,040	—
DMG Nevada hospice accrual	—	—	—	16,000	—
Debt redemption charges	—	—	—	—	48,072
Settlement charge	—	—	—	—	495,000
Tax adjustment related to the settlement of a private civil suit	—	—	—	—	7,501
Less: Related income tax	(27,040)	10,414	—	(16,626)	(216,639)

	$196,958	$210,005	$215,872	$597,397	$613,731

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

Adjusted diluted net income per share attributable to DaVita Inc. excluding a gain on the APAC JV ownership changes, goodwill impairment charges, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, estimated accruals for damages and liabilities associated with our DMG Nevada hospice business, debt redemption charges, a settlement charge related to a private civil suit and a subsequent tax adjustment related to the settlement charge, net of related tax:

	Three months ended			Nine months ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Diluted net income per share attributable to DaVita Inc.	$2.76	$0.26	$1.00	$3.48	$1.27
Add:
Gain on APAC JV ownership changes	(1.81)	—	—	(1.81)	—
Goodwill and other intangible asset impairment charges	—	0.84	—	1.22	0.02
Gain on sale of Tandigm ownership interest	—	(0.19)	—	(0.19)	—
Loss on sale of DMG Arizona	—	0.05	—	0.05	—
Reduction in a receivable associated with the DMG acquisition escrow provision	0.13	—	—	0.13	—
DMG Nevada hospice accrual	—	—	—	0.08	—
Debt redemption charges	—	—	—	—	0.22
Settlement charge	—	—	—	—	2.28
Tax adjustment related to the settlement of a private civil suit	—	—	—	—	0.03
Tax effect of adjustments	(0.13)	0.05	—	(0.08)	(1.00)

	$0.95	$1.01	$1.00	$2.88	$2.82

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita Inc., net of tax, and from our adjusted diluted net income per share attributable to DaVita Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the fair value measurement of acquired intangible assets associated with our acquisitions, and accordingly is indicative of consistent adjusted net income excluding amortization of acquired intangibles, attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted net income per share attributable to DaVita Inc.

Adjusted net income and adjusted diluted net income per share attributable to DaVita Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions, net of tax:

	Three months ended			Nine months ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Adjusted net income attributable to DaVita Inc.	$196,958	$210,005	$215,872	$597,397	$613,731
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	3,588	3,674	6,285	11,071	19,193
Amortization of intangible assets associated with acquisitions for the DMG operations	39,303	40,296	35,911	115,677	107,627
Less: Related income tax	(17,156)	(16,269)	(17,089)	(49,380)	(49,583)

	$222,693	$237,706	$240,979	$674,765	$690,968

Adjusted diluted net income per share attributable to DaVita Inc.	$0.95	$1.01	$1.00	$2.88	$2.82
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations	0.02	0.02	0.02	0.05	0.08
Amortization of intangible assets per share associated with acquisitions for the DMG operations	0.19	0.19	0.17	0.56	0.50
Tax effect of adjustments	(0.08)	(0.08)	(0.08)	(0.24)	(0.22)

	$1.08	$1.14	$1.11	$3.25	$3.18

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Adjusted operating income.

Adjusted operating income is defined as operating income before certain items we do not believe are indicative of ordinary results, including a gain on the APAC JV ownership changes, goodwill impairment charges, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, estimated accruals for damages and liabilities associated with our DMG Nevada hospice business, and a settlement charge related to a private civil suit.

We use adjusted operating income as a measure to assess operating and financial performance. We believe that this measure enhances a user’s understanding of the normal operating income and of our consolidated enterprise and of our individual reportable segments.

Adjusted operating income is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of adjusted operating income is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted operating income may not be indicative of historical operating results, and we do not intend these calculations to be predictive of future results of operations or cash flows.

	Three months ended			Nine months ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Consolidated:
Operating income	$819,156	$329,070	$509,368	$1,513,115	$925,760
Add:
Gain on APAC JV ownership changes	(374,374)	—	—	(374,374)	—
Goodwill impairment charges	—	176,000	—	253,000	4,065
Gain on sale of Tandigm ownership interest	—	(40,280)	—	(40,280)	—
Loss on sale of DMG Arizona	—	10,489	—	10,489	—
Reduction in a receivable associated with the DMG acquisition escrow provision	27,040	—	—	27,040	—
DMG Nevada hospice accrual	—	—	—	16,000	—
Settlement charge	—	—	—	—	495,000

Adjusted operating income	$471,822	$475,279	$509,368	$1,404,990	$1,424,825

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

	Three months ended			Nine months ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Kidney Care:
U.S. dialysis and related lab services:
Segment operating income	$452,187	$449,190	$461,899	$1,341,432	$795,254
Add: Settlement charge	—	—	—	—	495,000

Adjusted operating income	$452,187	$449,190	$461,899	$1,341,432	$1,290,254

Other – Ancillary services and strategic initiatives:
Segment operating income	$361,903	$(12,644)	$(30,118)	$338,159	$(70,152)
Add:
Gain on APAC JV ownership changes	(374,374)	—	—	(374,374)	—
Goodwill impairment charge	—	—	—	—	4,065

Adjusted operating income	$(12,471)	$(12,644)	$(30,118)	$(36,215)	$(66,087)

Corporate administrative support:
Segment operating income	$(28,028)	$(5,417)	$(4,976)	$(40,366)	$(14,534)
Add: Reduction in a receivable associated with the DMG acquisition escrow provision	27,040	—	—	27,040	—

Adjusted operating income	$(988)	$(5,417)	$(4,976)	$(13,326)	$(14,534)

Adjusted operating income	$438,728	$431,129	$426,805	$1,291,891	$1,209,633

DMG:
Segment operating income (loss)	$33,094	$(102,059)	$82,563	$(126,110)	$215,192
Add:
Goodwill impairment charges	—	176,000	—	253,000	—
Gain on sale of Tandigm ownership interest	—	(40,280)	—	(40,280)	—
Loss on sale of DMG Arizona	—	10,489	—	10,489	—
DMG Nevada hospice accrual	—	—	—	16,000	—

Adjusted operating income	$33,094	$44,150	$82,563	$113,099	$215,192

Consolidated adjusted operating income	$471,822	$475,279	$509,368	$1,404,990	$1,424,825

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective income tax rates and adjusted effective income tax rates.

We believe that reporting the effective income tax rate attributable to DaVita Inc. as well as the adjusted effective income tax rate attributable to DaVita Inc., excluding a gain on the APAC JV ownership changes, goodwill impairment charges, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, and estimated accruals for damages and liabilities associated with our DMG Nevada hospice business, net of tax, enhances a user’s understanding of DaVita Inc.’s effective income tax rate and DaVita Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and certain non-deductible charges which we do not believe are indicative of our ordinary results, and, therefore, these adjusted measures are meaningful to a user to fully understand the related income tax effects on DaVita Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Nine months ended September 30, 2016
	September 30, 2016	June 30, 2016	September 30, 2015
Income before income taxes	$716,451	$229,391	$408,371	$1,210,823

Income tax expense	$104,301	$134,888	$147,064	$366,011

Effective income tax rate	14.6%	58.8%	36.0%	30.2%

	Three months ended			Nine months ended September 30, 2016
	September 30, 2016	June 30, 2016	September 30, 2015
Income before income taxes	$716,451	$229,391	$408,371	$1,210,823
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(40,909)	(41,289)	(45,559)	(122,995)

Income before income taxes attributable to DaVita Inc.	$675,542	$188,102	$362,812	$1,087,828

Income tax expense	$104,301	$134,888	$147,064	$366,011
Less: Income tax attributable to noncontrolling interests	(91)	(168)	(124)	(331)

Income tax expense attributable to DaVita Inc.	$104,210	$134,720	$146,940	$365,680

Effective income tax rate attributable to DaVita Inc.	15.4%	71.6%	40.5%	33.6%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita Inc. excluding a gain on the APAC JV ownership changes, goodwill impairment charges, a gain on the sale of a portion of our Tandigm ownership interest, a loss on the sale of our DMG Arizona business, an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item, and estimated accruals for damages and liabilities associated with our DMG Nevada hospice business, net of tax:

	Three months ended			Nine months ended September 30, 2016
	September 30, 2016	June 30, 2016	September 30, 2015
Income before income taxes	$716,451	$229,391	$408,371	$1,210,823
Add:
Goodwill impairment charges	—	176,000	—	253,000
Loss on sale of DMG Arizona	—	10,489	—	10,489
Reduction in a receivable associated with the DMG acquisition escrow provision	27,040	—	—	27,040
DMG Nevada hospice accrual	—	—	—	16,000
Less:
Gain on APAC JV ownership changes	(374,374)	—	—	(374,374)
Gain on sale of Tandigm ownership interest	—	(40,280)	—	(40,280)
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(40,909)	(41,289)	(45,559)	(122,995)

Adjusted income before income taxes attributable to DaVita Inc.	$328,208	$334,311	$362,812	$979,703

Income tax expense	$104,301	$134,888	$147,064	$366,011
Add:
Income tax on sale of DMG Arizona	—	4,490	—	4,490
Income tax adjustment attributable to a reduction in a receivable associated with the DMG acquisition escrow provision	27,040	—	—	27,040
Less:
Income tax on sale of Tandigm ownership interest	—	(14,904)	—	(14,904)
Income tax attributable to noncontrolling interests	(91)	(168)	(124)	(331)

Adjusted income tax attributable to DaVita Inc.	$131,250	$124,306	$146,940	$382,306

Adjusted effective income tax rate attributable to DaVita Inc.	40.0%	37.2%	40.5%	39.0%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow.

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides a user with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2016
	September 30, 2016	June 30, 2016	September 30, 2015
Cash provided by operating activities	$535,623	$516,637	$678,996	$1,481,262
Less: Distributions to noncontrolling interests	(50,870)	(43,744)	(46,898)	(145,023)

Cash provided by operating activities attributable to DaVita Inc.	484,753	472,893	632,098	1,336,239
Less: Expenditures for routine maintenance and information technology	(98,464)	(81,546)	(75,543)	(253,298)

Free cash flow	$386,289	$391,347	$556,555	$1,082,941

	Rolling 12-Month Period
	September 30, 2016	June 30, 2016	September 30, 2015
Cash provided by operating activities	$1,917,935	$2,061,308	$1,050,536
Less: Distributions to noncontrolling interests	(193,720)	(189,748)	(170,134)

Cash provided by operating activities attributable to DaVita Inc.	1,724,215	1,871,560	880,402
Less: Expenditures for routine maintenance and information technology	(385,067)	(362,146)	(278,121)

Free cash flow	$1,339,148	$1,509,414	$602,281

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management.

In California, as a result of our managed care administrative services agreements with hospitals and health plans, DMG does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where DMG does not assume the direct financial risk, DMG recognizes the surplus of institutional revenue less institutional expense as DMG net revenue recorded as capitated revenues. In addition to revenues recognized for financial reporting purposes, DMG measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional services where DMG manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. DMG uses total care dollars under management as a supplement to GAAP revenues as it allows DMG to measure profit margins on a comparable basis across both the global capitation model (where DMG assumes the full financial risk for all services, including institutional services) and the risk sharing models (where DMG operates under managed care administrative services agreements where DMG does not assume the full risk). DMG believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that DMG has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues for the periods indicated.

	Three months ended			Nine months ended September 30, 2016
	September 30, 2016	June 30, 2016	September 30, 2015
Medical revenues	$999,375	$1,030,470	$985,483	$3,004,172
Less: Risk share revenue, net	(26,125)	(50,369)	(70,752)	(104,895)
Add: Institutional capitation amounts	313,367	343,077	345,550	978,167

Total care dollars under management	$1,286,617	$1,323,178	$1,260,281	$3,877,444